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EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 9, 2001

To the Shareholders of Expeditors International of Washington, Inc.

    The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 9, 2001, at the Company's offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

  (1)
  To elect seven (7) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified;

  (2)
  To consider and vote upon a proposal to amend the Company's 1993 Directors' Non-Qualified Stock Option Plan to authorize issuance of 200,000 additional shares;

  (3)
  To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to authorize issuance of 2,500,000 additional shares; and

  (4)
  To transact such other business as may properly come before the meeting.

    Shareholders of record on the books of the Company at the close of business on March 5, 2001, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                      By Order of the Board of Directors

                      Jeffrey J. King
                       Secretary

Seattle, Washington
March 28, 2001

YOUR VOTE IS IMPORTANT

    Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.

EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2001

INFORMATION REGARDING PROXIES

    This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 9, 2001, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 5, 2001 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 2000 Annual Report to Shareholders will be mailed to shareholders on or about March 28, 2001.

    If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this proxy statement and in the form of proxy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

VOTING SECURITIES

    The only outstanding voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 52,069,160 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

    Under Washington law and the Company's charter documents, if a quorum is present, the seven nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors.

Abstentions and broker non-votes will have no effect on the election of directors. With respect to the proposals to consider and vote upon amendments to (i) the Company's 1993 Directors' Non-Qualified Stock Option Plan and (ii) the Company's 1997 Stock Option Plan, such proposals will be approved by a majority of the votes cast, including abstentions, by persons present in person at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on either proposal will have the effect of a vote "Against." Broker non-votes on a proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on the proposals.

    Proxies and ballots will be received and tabulated by First Chicago Trust Division of EquiServe, L.P., an independent business entity not affiliated with the Company.

    The Common Stock is listed for trading on the NASDAQ National Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 5, 2001, was $56.00 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth information, as of March 5, 2001, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Ruane, Cunniff & Co., Inc. (1) 767 Fifth Avenue New York, NY 10153-4798	7,887,011	15.15%
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	7,710,900	14.81%
Franklin Resources, Inc. (3) 777 Mariners Island Boulevard San Mateo, CA 94404	4,780,426	9.18%

(1)
The holding shown is as of December 31, 2000, according to Schedule 13G dated February 12, 2001 filed by Ruane, Cunniff & Co., Inc. ("Ruane"), a broker or dealer and an investment advisor. Ruane reports that it has sole voting power with respect to 1,934,496 shares.

(2)
The holding shown is as of December 31, 2000, according to Schedule 13G dated February 14, 2001 filed by FMR Corp., a parent holding company on behalf of itself and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser ("Fidelity Management"); Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank; Edward C. Johnson 3d ("Mr. Johnson") in his individual capacity and as a predominant shareholder of FMR Corp.; and Abigail P. Johnson in her individual capacity and as a predominant shareholder of FMR Corp. Fidelity Management reports that it is the beneficial owner of 7,247,260 shares. FMR Corp. and Mr. Johnson report that they have sole dispositive power with respect to 7,247,260 shares and no sole voting power for these shares. Fidelity Management Trust Company reports that it is the beneficial owner of 463,140 shares. Mr. Johnson and FMR Corp. report that they have sole dispositive power over all 463,140 shares and sole voting power over 394,840 of these shares. Fidelity International Limited, a Bermuda investment advisor owned 39.89% by a partnership controlled by Mr. Johnson, reports that it is the beneficial owner of 500 shares.

(3)
The holding shown is as of December 31, 2000, according to a joint statement on Schedule 13G dated February 9, 2001 filed by Franklin Resources, Inc. ("FRI"), a parent holding company; Franklin Advisers, Inc., an investment advisor, Charles B. Johnson in his individual capacity as principal shareholder of FRI, and Rupert H. Johnson, Jr. in his individual capacity as principal shareholder of FRI. Franklin Advisers, Inc. reports that it has sole voting and sole dispositive power with respect to 4,422,450 shares. Franklin Management, Inc., an investment advisor subsidiary, is reported to have sole dispositive power with respect to 357,976 shares and no sole voting power.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

    The Company by-laws require a Board of Directors composed of not less than six nor more than nine members. A Board of Directors consisting of seven directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below. All nominees named below are members of the current Board of Directors.

    Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the seven nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all directors and executive officers as a group at March 5, 2001. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees:
Peter J. Rose (1)	57	1,009,383	1.94%
James L.K. Wang (2)(3)	52	194,104	*
R. Jordan Gates (4)	45	92,927	*
James J. Casey (5)	68	77,400	*
Dan P. Kourkoumelis (5)	49	64,000	*
Michael J. Malone (6)	56	8,000	*
John W. Meisenbach (7)	64	132,000	*

Additional Named Executives:
Glenn M. Alger (8)	44	687,866	1.32%
Robert L. Villanueva (9)	48	50,965	*
Rommel C. Saber (10)	43	161,919	*
All directors and executive officers as a group (20 persons) (2)(11)		3,123,021	6.00%

*
Less than 1%

(1)
Includes 230,000 shares subject to purchase options exercisable within sixty days.

(2)
Does not include 402,104 shares gifted to and held by a child of Mr. Wang, as to which Mr. Wang disclaims beneficial ownership.

(3)
Includes 156,000 shares subject to purchase options exercisable within sixty days.

(4)
Includes 77,000 shares subject to purchase options exercisable within sixty days.

(5)
Includes 64,000 shares subject to purchase options exercisable within sixty days.

(6)
Includes 8,000 shares subject to purchase options exercisable within sixty days.

(7)
Includes 32,000 shares subject to purchase options exercisable within sixty days.

(8)
Includes 125,000 shares subject to purchase options exercisable within sixty days.

(9)
Includes 39,500 shares subject to purchase options exercisable within sixty days.

(10)
Includes 128,000 shares subject to purchase options exercisable within sixty days.

(11)
Includes 1,254,000 shares subject to purchase options exercisable within sixty days.

    All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

    Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

    James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd. since September 1981 and with its successor, E.I. Freight (Taiwan), Ltd., since January 1991. In October 1988, Mr. Wang became a director and Director-Far East of the Company and in January 1996 he was elected Executive Vice President. Mr. Wang was named President—Asia in May 2000. Mr. Wang has been nominated for re-election to the Board of Directors pursuant to a contractual undertaking made by the Company in connection with the 1984 acquisition of the Company's Hong Kong, Singapore and Taiwan offices. See "Executive Compensation—Employment Contracts" and "Certain Transactions."

    R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994 and Senior Vice President—Chief Financial Officer and Treasurer in January 1998. Mr. Gates was elected to the office of Executive Vice President—Chief Financial Officer and Treasurer in May 2000 and has served as a director since that date.

    James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities, including President-Direct Marketing.

    Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains, the Great Atlantic and Pacific Tea Company, and Briazz.

    Michael J. Malone became a director of the Company in August 1999. In 1971, Mr. Malone founded AEI Music Network, Inc. and since that date has served as the Chairman and Chief Executive Officer of this privately held supplier of music services. Mr. Malone is also the owner/operator of several premium hotel properties after first acquiring Seattle's Sorrento Hotel in 1981.

    John W. Meisenbach became a director of the Company in November 1991. Since 1962, Mr. Meisenbach has been the President and sole shareholder of Meisenbach Capital Management, a financial services company. He currently serves on the Board of Directors of Costco Companies, Inc., a wholesale membership store chain. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

Board and Committee Meetings

    The Board of Directors of the Company held two meetings during the year ended December 31, 2000 and transacted business on three occasions during the year by unanimous written consent.

    The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. The function of the Audit Committee is set forth in the Audit Committee Charter which is included as Appendix A. In general, these responsibilities include meeting with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held four meetings during 2000.

    The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The

Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held three meetings during 2000.

    The Board of Directors does not have a standing Nominating Committee.

    Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served.

Directors' Compensation

    Currently directors who are not employees of the Company are each paid an annual retainer fee of $10,000, as well as $1,000 per diem for attendance at a Board of Directors or committee meetings. Pursuant to the 1993 Directors' Non-Qualified Stock Option Plan ("1993 Directors' Plan"), each director who is not an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 8,000 shares of Common Stock at the fair market value of the stock on that date. If Proposal 2 fails to obtain shareholder approval, the option to purchase shares granted as of June 1, 2001 will be 6,000 shares per eligible director (24,000 shares in total) and the 1993 Directors' Plan would then terminate.

AUDIT COMMITTEE REPORT

    The Audit Committee has continuously functioned since it was established in 1984 by action of the Board of Directors. The Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement, was adopted by action of the Board of Directors on May 3, 2000 ("the Charter").

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, selected each year by the Board of Directors at the recommendation of the Audit Committee, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. As described in the Charter, the Audit Committee's responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.

    In addition to its other responsibilities under the Charter, the Audit Committee has reviewed and discussed with the management of the Company the Company's audited financial statements for year ended December 31, 2000. The Audit Committee has discussed with KPMG LLP ("KPMG"), the Company's independent auditors for 2000, the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG written affirmation of their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG the auditor's independence from the Company and its management.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                      James J. Casey
                      Dan P. Kourkoumelis
                      Michael J. Malone
                      John W. Meisenbach

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

    The Company operates in the highly-competitive global logistics services industry. The Company believes that the quality of its service depends upon the quality of its officers and employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives.

    The Compensation Committee of the Board of Directors was established to develop and implement compensation policies, plans and programs which seek to:

  •
  attract and retain key executives critical to the long-term success of the Company;

  •
  enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders; and

  •
  support the short- and long-term strategic goals and objectives of the Company.

    Compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive bonus compensation, and long-term incentives in the form of stock options. The Compensation Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when determining base salaries, percentage allocation of the bonus program, and grant of stock options. The Company's objective is to offer a total compensation package which gives the executive the opportunity to be paid at a level which is superior to that offered by the Company's competitors in the global logistics services industry.

    Base Salary.  Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. This belief is based on the general knowledge of the Compensation Committee and management of compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this proxy statement.

    Base salaries for executives are reviewed by the Compensation Committee on an annual basis as part of an overall examination of compensation. The base salary may be changed based on the Committee's decision that an individual's contribution, duties, and responsibilities to the Company have changed.

    The Compensation Committee believes that the total compensation of the Chairman and Chief Executive Officer should be closely linked to operating income, and as a result, the fixed portion (represented by base salary) of the compensation package for this position has remained at the current level since June 1, 1987.

    Incentive Compensation.  The Company has maintained an incentive bonus program for executive officers since the inception of the Company. In January 1985, the Compensation Committee fixed the aggregate amount of bonuses available under the program at ten percent of pre-bonus operating income. Factors considered in determining the percentage to be made available for distribution included the number of executives participating in the bonus program, as well as the level of Company operations. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to executive officers in each of the years from 1982 to 1984, which approximated ten percent of operating income during those years.

    The Compensation Committee believes that setting the aggregate executive bonus at a fixed percentage of operating income, with fluctuations in bonuses paid tied to actual changes in operating income, provides both a better incentive to the executives than discretionary bonuses or alternative targeted performance goals, and a more direct relationship between the executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the executive team.

    On May 7, 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan") which brought the long established executive incentive compensation plan into technical compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")—a section which applied to the Company for the first time in 1997. The Compensation Committee is responsible for administration of the 1997 Compensation Plan.

    Except for Mr. Wang, all bonuses accrued for Named Executive Officers and selected other senior officers after the July 1, 1997 effective date were computed and paid from a pool consisting of ten percent of pre-bonus operating income established and maintained according to the terms of the 1997 Compensation Plan. From the inception of the Company to March 31, 1999, Mr. Wang's bonus was paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision. Effective April 1, 1999, Mr. Wang's bonus was computed and paid under the 1997 Compensation Plan.

    All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 1997 Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Any portion of bonus established in the 1997 Compensation Plan which is not allocated by action of the Compensation Committee may be allocated to key officers determined to be eligible in the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any Named Executive Officer nor can such an allocation cause any individual to become a Named Executive Officer.

    The percentage of the bonus pool allocated to the Chairman and Chief Executive Officer has changed periodically to allow increased allocations to other executives and as a result of changes in the total number of participating executives. During 1999, the portion of the executive bonus pool allocated by the Compensation Committee to the Chairman and Chief Executive Officer decreased by fifteen percent as a result of an increase in the number of participants and changes to participant allocations.

    The 1997 Compensation Plan as adopted by the shareholders and administered by the Compensation Committee mirrors the compensation program that has been in place in each operating office since the inception of the Company. The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Along with the branch manager, key department managers and supervisors share in the distribution of this branch bonus pool.

    Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

    Long-Term Incentives.  The Compensation Committee believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with shareholder value. During 2000, the Compensation Committee granted stock options for 876,250 shares to 696 employees including each of the Named Executive Officers. Except in the case of the Chairman and Chief Executive Officer, the Compensation Committee granted stock options based upon recommendations made by senior management. Prior to approving any stock option grants, the Compensation Committee reviews and considers factors such as the employee's current position, length of service, and any prior stock option grants.

    During the 2000 stock option review process, stock option grants for the Named Executive Officers were granted from shares authorized under the 1985 and 1997 Stock Option Plans. Like all other options issued to employees in 2000, these shares were granted with an exercise price equal to 100% of market value with 50% vesting three years from the date of grant, 75% vesting after four years, 100% vesting after five years. All options granted in 2000 had an expiration date ten years from the date of grant.

    Each executive officer of the Company currently holds unvested stock options. The Compensation Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

    Post Employment—Personal Services Agreement.  The employment contract of the Chairman and Chief Executive Officer contains a provision calling for post employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever comes first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the CPI or similar index. In the event that retirement occurs prior to age sixty, the initial annual compensation shall be reduced by four percent for each year, or fraction thereof, below age sixty. If the Chairman and Chief Executive Officer were to retire in 2001 the initial annual payment would be $101,200 and the agreement would run for ten years unless terminated as provided below. The contract also extends coverage under the Company standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated with cause.

    The Compensation Committee recognizes the key role that continuity in personal relationships play in the global logistics services business. This agreement calling for personal services assures the Company of the post retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another while at the same time providing a modest incentive for the incumbent to delay retirement until at least age sixty.

    Policy on Deductibility of Compensation.  Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to the Company's Chief Executive Officer and to the four highest compensated officers whose compensation must be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is limited to $1,000,000 per officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2000. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to covered officers which is not fully deductible as a result of this limitation.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                      James J. Casey
                      Dan P. Kourkoumelis
                      Michael J. Malone
                      John W. Meisenbach

Summary Compensation Table

    The following table shows compensation paid by the Company for services rendered during fiscal years 2000, 1999, and 1998 to the person who was the Chief Executive Officer at the end of fiscal 2000 and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 2000 (the "Named Executive Officers").

Long-Term Compensation Awards Securities Underlying Options #
Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)		All Other Compensation(2)
Peter J. Rose Chairman and Chief Executive Officer	2000 1999 1998	$110,000 110,000 110,000	$1,976,279 1,691,991 1,372,492	40,000 80,000 80,000	$1,500 1,500 1,500
James L.K. Wang President — Asia	2000 1999 1998	100,000 100,000 100,000	1,872,265 1,495,753 1,167,327	40,000 40,000 80,000	-0- -0- -0-
Glenn M. Alger President and Chief Operating Officer	2000 1999 1998	100,000 100,000 100,000	1,664,236 1,276,684 1,016,902	40,000 15,000 40,000	1,500 1,500 1,500
Robert L. Villanueva Executive Vice President— The Americas	2000 1999 1998	100,000 120,000 120,000	1,185,769 565,981 414,869	10,000 10,000 9,000	1,500 1,500 1,500
Rommel C. Saber Executive Vice President—Europe, Africa & Near/ Middle East	2000 1999 1998	90,000 90,000 80,000	1,144,162 922,903 730,007	30,000 20,000 10,000	1,500 1,500 1,500

(1)
These amounts were paid pursuant to bonus programs in place since the inception of the Company. Since 1985, the Compensation Committee of the Board of Directors has set the aggregate amount of executive bonuses at ten percent of pre-bonus operating income. Except for Mr. Wang and Mr. Villanueva, all bonuses were computed and paid according to the terms of the 1997 Compensation Plan. Mr. Wang became a participant in the 1997 Compensation Plan effective April 1, 1999 and Mr. Villanueva become a participant effective January 1, 2000. Prior to these dates, Mr. Wang and Mr. Villanueva received their bonuses from a share in the Company standard bonus program for operating units under their respective supervision.

(2)
These amounts include the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

Option Grant Table

    The following table sets forth certain information regarding options granted during 2000 to the Named Executive Officers.

	Option Grants in Last Fiscal Year (1)
	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(1)
			Exercise or Base Price ($/Sh)(3)
				Expiration Date(2)
Name					5% ($)	10% ($)
Peter J. Rose	40,000	4.6	37.90	5/3/2010	953,600	2,416,400
James L.K. Wang	40,000	4.6	37.90	5/3/2010	953,600	2,416,400
Glenn M. Alger	40,000	4.6	37.90	5/3/2010	953,600	2,416,400
Robert L. Villanueva	10,000	1.1	37.90	5/3/2010	238,400	604,100
Rommel C. Saber	30,000	3.4	37.90	5/3/2010	715,200	1,812,300

(1)
The above grants were made on May 3, 2000 pursuant to the Company's 1985 and 1997 Stock Option Plans ("Option Plans"). All options granted in fiscal 2000 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the Option Plans, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See "Change in Control Arrangements."

(2)
The options expire ten years after the date of the grant.

(3)
Realizable values are reported net of the option exercise price and ignoring tax consequences. The dollar amounts under these columns are the result of calculations using the standard 5% and 10% rates set by the Securities and Exchange Commission (the "SEC"). Actual gains, if any, on stock option exercises are dependent on future appreciation in value of all outstanding Common Stock. The potential realizable value calculation assumes that the option holder remains employed through the vesting period and then waits until the end of the option term to exercise the option.

Option Exercises and Year-End Option Value Table

    The following table sets forth certain information as of December 31, 2000 regarding options held by the Named Executive Officers.

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 2000(2)
	Shares Acquired on Exercise
		Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Rose	-0-	-0-	370,000	210,000	$17,540,975	$5,312,175
James L.K. Wang	-0-	-0-	230,000	170,000	$10,419,525	$4,447,475
Glenn M. Alger	40,000	$1,255,200	445,000	100,000	$22,277,838	$2,431,400
Robert L. Villanueva	-0-	-0-	39,500	36,500	$1,877,846	$978,864
Rommel C. Saber	-0-	-0-	128,000	82,000	$6,161,040	$2,165,375

(1)
Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2)
This value is calculated based on the closing price of the Company's Common Stock at December 31, 2000, less the exercise price multiplied by the number of in-the-money options held. The calculation ignores tax consequences. There is no guarantee that if and when these options are exercised they will have this value.

Stock Price Performance Graph

    The following graph shows a five year comparison of cumulative returns for the Company's Common Stock, the NASDAQ Stock Market (U.S. and Foreign) and NASDAQ Trucking and Transportation Stock Index. The total cumulative return on investment (change in month-end stock price plus reinvested dividends) for each of the periods for the Company, the NASDAQ Stock Market (U.S. and Foreign) and the NASDAQ Trucking and Transportation Index is based on the stock price or index at December 31, 1995.

Employment Contracts

    The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

Name and Current Position	Current Base Annual Salary	Expiration Date
Peter J. Rose Chairman and Chief Executive Officer	$110,000	May 2001
James L.K. Wang President—Asia	$100,000	May 2001
Glenn M. Alger President and Chief Operating Officer	$100,000	May 2001
Robert L. Villanueva Executive Vice President—The Americas	$100,000	May 2001
Rommel C. Saber Executive Vice President—Europe, Africa & Near/ Middle East	$90,000	May 2001

    Each of the above employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise. Each agreement includes a covenant of the employee not to compete with the Company during its term and for a period of six months following termination, at the option of the Company, provided that no change in control shall have occurred. See "Change in Control Arrangements" below. The Company has the right to terminate any of these agreements at any time. If the Company terminates an agreement without cause during the term thereof, the employee is entitled to receive an amount equal to his last six-months compensation. In other circumstances, such persons will receive a lump sum payment equal to six months base salary in the event the Company elects the post employment covenant not to compete.

Change in Control Arrangements

    The employment agreement for each executive officer allows the Company to extend the restriction on competition with the Company for at least six months following termination of the employment relationship. The extension is at the sole election of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined below, in which case the employee may decline any offered lump sum payment and thereby avoid the accompanying restriction on competition.

    Historically, most options granted under the Company's 1985 Plan and the 1997 Plan vest at the rate of 50% three years after the date of grant, and an additional 25% four years after the date of grant, and the balance five years after the date of grant. Certain options granted under the Company's 1997 Plan vest 100% after three years. However, both the 1985 Plan and the 1997 Plan provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

    "Change in Control" means either one of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) shareholder approval of a transaction involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

BENEFIT PLANS

    The following summarizes the Company's benefit plans subject to shareholder action at the 2001 Annual Meeting.

SUMMARY OF THE 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

    The following summary of the Company's 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Directors' Plan") is qualified in its entirety by reference to the full text of the 1993 Directors' Plan, a copy of which is included as Appendix B to this Proxy Statement.

    The Company's Board of Directors adopted the 1993 Directors' Plan and the Plan became effective when it was ratified by vote of the shareholders at the 1993 Annual Meeting. The 1993 Directors' Plan provides for the grant of options to acquire up to 224,000 shares of Common Stock to non-employee directors of the Company serving on the Board. The purpose of the 1993 Directors' Plan is to attract and retain the services of experienced and knowledgeable independent directors. Under the terms of the 1993 Directors' Plan, each director who is not, and has not been during the immediately preceding 6-month period, an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 8,000 shares of the Common Stock at the fair market value of the stock on that date. Currently, four non-employee directors are eligible to participate in the 1993 Directors' Plan.

    Options granted under the 1993 Directors' Plan are non-qualified options and are immediately exercisable. Options granted pursuant to the 1993 Directors' Plan terminate, unless previously exercised, at the earliest of (i) ten years from the date of grant, (ii) the director's termination of service with the Company for any reason other than death or disability, or (iii) 90 days after the director's termination of service due to death or disability. The exercise price of all options granted under the 1993 Directors' Plan is the fair market value of the Common Stock on the date of grant. The Board of Directors has amended the 1993 Directors' Plan to make it clear that any downward adjustment to the exercise price (repricing) must be approved by vote of the shareholders.

    The 1993 Directors' Plan is administered by the Board of Directors of the Company. The Board has the power to construe the 1993 Directors' Plan, to determine all questions arising thereunder, and to adopt and amend such rules for the administration of the 1993 Directors' Plan as it may deem desirable, provided that the Board may not, without the approval of the shareholders, increase the aggregate number of shares for which options may be granted under the 1993 Directors' Plan or the number of shares for which an option may be granted to any participant. Termination or any modification or amendment of the 1993 Directors' Plan shall not, without the consent of a participating director, affect the option holder's rights under an option previously granted. If Proposal 2 is adopted, the 1993 Directors' Plan will terminate on the earliest of (i) the date when no further shares remain to be issued, (ii) upon action of the Board of Directors to terminate the plan or (iii) May 5, 2011. If Proposal 2 fails, the shares remaining to be granted will, in all likelihood, be exhausted on June 1, 2001 and the 1993 Directors' Plan will terminate as of this date.

    Options may be exercised by giving written notice to the Company, accompanied by payment in full of the purchase price for such shares. Payment may be, in whole or in part, in shares of the Common Stock of the Company owned by the option holder and valued at fair market value on the date of payment. Since its inception, options to acquire 200,000 shares of Common Stock have been granted under the 1993 Directors' Plan. As of March 5, 2001, 24,000 shares remained available to be granted to non-employee directors.

    The 1993 Directors' Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

SUMMARY OF THE 1997 STOCK OPTION PLAN

    The following summary of the Company's 1997 Stock Option Plan ("1997 Option Plan") is qualified in its entirety by reference to the full text of the 1997 Option Plan, a copy of which is included as Appendix C to this Proxy Statement.

    The 1997 Option Plan provides for the grant of two types of options: 1) Incentive Stock Options which are options that meet the requirements of Section 422 of the Code, and 2) Non-Qualified Options. Shareholder approval will make available an additional 2,500,000 shares of the Company's authorized but unissued Common Stock for purchase upon exercise of options granted under the 1997 Option Plan.

    Incentive stock options may be granted to employees of the Company or a related corporation. Non-qualified stock options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 20,000 shares of stock and no option may be granted at a price less than the fair market value measured on the date of the grant. This annual limitation may be increased to 100,000 shares, provided that at least 80,000 of such options have an exercise price of not less than 120% of the fair market value at the date of grant and expire no later than five years from the date of grant. The Board of Directors has amended the 1997 Option Plan to make it clear that any downward adjustment to the exercise price (repricing) for an outstanding option must be approved by vote of the shareholders.

    The 1997 Option Plan is administered by a committee of the Board of Directors consisting exclusively of members that are both "non-employee directors" and "outside directors" as those terms are defined ("the Committee"). The Committee has authority to construe, amend or terminate the 1997 Option Plan. A written agreement evidences each option and determines whether the option is an incentive or non-qualified stock option.

    Options will expire no later than ten years from the date of grant; provided, that no Incentive Stock Option granted to a greater-than-ten-percent shareholder will expire later than five years from the date of grant. Vested Options generally will terminate upon the first to occur of: (i) expiration of the Option; (ii) termination of the optionee's employment; or (iii) ninety days after the optionee's death or cessation of employment by reason of disability.

    If no other vesting schedule is specified, Options will be 50% vested after three years, 75% vested after four years and fully vested five years from the date of grant. The Committee may accelerate vesting, or specify an alternative vesting schedule including vesting based on the achievement of performance objectives. Upon a Change in Control, all options outstanding at the date thereof will become fully vested and exercisable.

    The purchase price of option shares may be paid in cash, by cashier's check, in shares of the Company's Common Stock already owned by the option holder, by having shares withheld from the number of shares of Common Stock to be received by the option holder, or by another payment mechanism approved by the Committee. Shares used in payment shall be valued at fair market value on the date of exercise.

    The 1997 Option Plan became effective upon approval by the shareholders at the 1997 Annual Meeting. As of March 5, 2001, 2,868,575 shares of Common Stock had been issued under the Company's 1997 Option Plan and 1,000,025 shares remained available to be granted. The Committee granted stock options for 876,250 shares to 696 employees during 2000 and granted stock options for 998,900 shares to 509 employees in 1999. If Proposal 3 is adopted, 3,500,025 shares of Common Stock will be available for grant pursuant to the 1997 Option Plan.

    Incentive stock options may be granted for 10 years after the effective date and non-qualified stock options may be granted until no additional shares are available or until the 1997 Option Plan is terminated.

    The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE
COMPANY'S STOCK OPTION PLANS

    The following description of Federal income tax consequences addresses the tax consequences for both "Incentive Stock Options" as defined in Section 422 of the Code and "Non-Qualified Options" and is intended merely to provide basic information with respect to the tax treatment applicable to the Company's stock option plans. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company's 1993 Directors' Plan and the 1997 Option Plan should consult his or her own tax advisor concerning the tax consequences of grant, exercise, or surrender of an option and the sale or other disposition of any stock acquired pursuant to the exercise of an option. Individual financial and Federal tax situations may vary, and state and local tax considerations may be significant.

Non-Qualified Options

    Any option that does not meet with all the requirements of Section 422 of the Code is commonly referred to as a non-qualified option. The grant of a non-qualified stock option does not have income tax consequences for either the Company or the recipient. Upon exercise of the option, and possibly subject to the later expiration of any substantial risk of forfeiture, the optionee must recognize ordinary taxable income in an amount equal to the difference between the fair market value of the shares acquired and the amount paid to exercise the option. The optionee exercising a non-qualified option will have a tax liability even though the shares giving rise to the liability may not have been sold and converted to cash. The optionee receives a tax basis in the shares equal to the amount of income reported plus the amount of cash or basis of other property exchanged in the exercise.

    The Company will be entitled to an income tax deduction at the same time, and in the same amount, as the optionee recognizes ordinary taxable income, provided that the total compensation is reasonable and the Company has met any applicable Federal income tax withholding obligations in connection with the optionee's income.

    Stock acquired through the exercise of a non-qualified option is a capital asset in the hands of the optionee. When the stock is sold, the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted basis of the stock sold. The sale of stock has no tax impact on the Company.

Incentive Stock Options

    An Incentive Stock Option must meet all the requirements of Section 422 of the Code. Optionees do not recognize regular taxable income upon the grant or upon the exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of such shares as of the date of exercise will be an adjustment for the purpose of calculating alternative minimum taxable income. The alternative minimum tax is payable only to the extent that it exceeds the regular income tax. If the alternative minimum tax applies, it may be possible to recover some, if not all, of the alternative minimum tax paid through a credit carried forward to a tax year where regular tax liability exceeds the alternative minimum tax.

    So long as the stock acquired through an Incentive Stock Option is held for at least one year from the date of exercise and two years from the date of the grant, any sale is not considered to be a disqualifying disposition. Any gain or loss, measured by the difference between the amount realized and the adjusted basis, will be treated as proceeds from the sale of a long-term capital asset. In general, the adjusted basis will be the cash or adjusted basis of other property exchanged to exercise the option. If there is no disqualifying disposition, the Company will not receive an income tax deduction with respect to the grant, exercise or sale of the stock or stock option.

    Stock which is sold in a disqualifying disposition (other than in an insolvency proceeding) requires the seller to recognize ordinary income in an amount equal to the amount of the gain, but not more than the gain measured by the fair market value of the stock at exercise, as ordinary income with any remaining gain treated as capital gain. Any loss sustained on the disposition of the shares is a capital loss. In the event the optionee recognizes ordinary income in a disqualifying disposition, the Company receives an income tax deduction so long as the total compensation is reasonable and the Company has met any applicable Federal income tax withholding obligations in connection with the optionee's income.

PROPOSAL 2—AMENDMENT OF THE COMPANY'S
1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

    At the 2001 Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the Company's 1993 Directors' Plan, which, if approved, will increase by 200,000 the number of shares of the Company's authorized but unissued Common Stock available for purchase upon exercise of options granted under the 1993 Directors' Plan. The 1993 Directors' Plan is described under the caption "1993 Directors' Non-Qualified Stock Option Plan" above.

    At March 5, 2001, options to purchase a total of 1,901,000 shares of Common Stock were outstanding under the Company's 1985 Stock Option Plan, options to purchase a total of 168,000 shares of Common Stock were outstanding under the 1993 Directors' Plan, and 2,868,575 shares of Common Stock were outstanding under the Company's 1997 Option Plan. If Proposal 2 is approved, 161,728 shares of Common Stock will be available for grant pursuant to the 1985 Stock Option Plan, 426,747 shares of Common Stock will be available for grant pursuant to the 1988 Employee Stock Purchase Plan, 224,000 shares of Common Stock will be available for grant pursuant to the 1993 Directors' Plan, and 1,000,025 shares of Common Stock will be available for grant pursuant to the 1997 Option Plan.

    The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 5,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above. As of March 5, 2001, the Company had repurchased and retired 2,065,313 shares of Common Stock.

    The proposed increase in the number of shares reserved under the 1993 Directors' Plan will enable the Company to maintain the 1993 Directors' Plan, and is not required nor intended to cover awards previously made. In the event of shareholder approval of Proposal 2 and their election, each of the following non-employee directors will be automatically granted, on June 1, 2001, options under the 1993 Directors' Plan to purchase 8,000 shares of Common Stock at the fair market value of such Common Stock on that date: James J. Casey, Dan P. Kourkoumelis, Michael J. Malone, and John W. Meisenbach. If Proposal 2 fails and each director is elected, the four non-employee directors would receive 6,000 shares on the same date and under the same conditions as if Proposal 2 had passed and the 1993 Directors' Plan would then terminate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR PROPOSAL 2—AMENDMENT OF THE COMPANY'S
1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN.

PROPOSAL 3—AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN

    At the 2001 Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the Company's 1997 Option Plan, which, if approved, will increase by 2,500,000 the number of shares of the Company's authorized but unissued Common Stock available for purchase upon exercise of options granted under the 1997 Option Plan. The 1997 Option Plan is described under the caption "1997 Stock Option Plan" above.

    At March 5, 2001, options to purchase a total of 1,901,000 shares of Common Stock were outstanding under the Company's 1985 Stock Option Plan, options to purchase a total of 168,000 shares of Common Stock were outstanding under the 1993 Directors' Plan, and 2,868,575 shares of Common Stock were outstanding under the Company's 1997 Option Plan. If Proposal 2 and Proposal 3 are approved, 161,728 shares of Common Stock will be available for grant pursuant to the 1985 Stock Option Plan, 426,747 shares of Common Stock will be available for grant pursuant to the 1988 Employee Stock Purchase Plan, 224,000 shares of Common Stock will be available for grant pursuant to the 1993 Directors' Plan, and 3,500,025 shares of Common Stock will be available for grant pursuant to the 1997 Option Plan.

    The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 5,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above. As of March 5, 2001, the Company had repurchased and retired 2,065,313 shares of Common Stock.

    Adoption of the amendment to the 1997 Option Plan will enable the Company to continue to provide key employees with long-term compensation that will closely ally the interests of these employees with positive changes in shareholder value. Approximately 7,700 individuals would be eligible to receive options under the 1997 Option Plan as of March 5, 2001. The proposed increase in the number of shares reserved under the 1997 Option Plan will enable the Company to maintain the 1997 Option Plan, and is not required nor intended to cover awards previously made.

    The 1997 Option Plan has been amended by action of the Board of Directors to make it clear that any downward adjustment of the strike price for outstanding options is prohibited unless any such future action were to be approved by vote of the shareholders. The 1997 Option Plan includes an annual limitation of 20,000 shares on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance based compensation. This annual limitation increases to 100,000 shares, provided that at least 80,000 of such options have an exercise price of not less than 120% of the fair market value at the date of grant and expire no later than five years from the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3—AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN

CERTAIN TRANSACTIONS

    In connection with the acquisition of the assets of certain Far East affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Far East office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected KPMG LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

    Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal year ended December 31, 2000.

    Audit Fees.  The aggregate KPMG LLP fees for all professional services rendered in connection with the audit of the consolidated financial statements for the fiscal year ended December 31, 2000, and for the reviews of the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q for that fiscal year were $455,000.

    Financial Information Systems Design and Implementation Fees.  No fees were billed by or paid to KPMG LLP for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

    All Other Fees.  The aggregate KPMG LLP fees for professional services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2000, were $76,000. These consisted of fees related to international corporate structure and ongoing governance issues.

OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended, requires that the Company's directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than ten percent beneficial owners were filed on a timely basis during 2000 except that Philip M. Coughlin reported the sale of 4,400 shares one day late.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

    Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by November 28, 2001, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

    Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without having the proposal included in the Company's proxy materials are required to provide appropriate notice to the Secretary at the Company's executive offices no later than February 11, 2002. Proposals which do not meet this notice requirement will be subject to discretionary voting authority granted by proxy.

SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Allen Nelson & Co. a fee of $5,500 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

    The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

                      By Order of the Board of Directors

                      Jeffrey J. King
                       Secretary

Seattle, Washington
March 28, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

    The Audit Committee of the Board of Directors of Expeditors is authorized by the Bylaws and was established by resolution of the Board adopted on May 17, 1984 some four months prior to the Company's initial public offering. The relevant portions of the resolution read as follows:

  FURTHER RESOLVED, that the function of the Audit Committee shall be to meet with the internal audit staff of the Company and its public accountants to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company.

Historically, the Audit Committee has been composed exclusively of the non-employee Board members and has met in advance of quarterly earnings releases to review and approve the Company's financial results. This Charter is intended to satisfy SEC and NASD rules for audit committee charters and this document, which has been adopted by unanimous vote of the Board, supplements the resolution set forth above.

Membership

    The Audit Committee shall consist of not less than three nor more than five members of the Board of Directors. No member of the Audit Committee shall be an active or retired employee of the Company, and all members shall be independent of management according to both the letter and spirit of the applicable SEC and NASD/Amex rules. In addition, each member shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with that individual's exercise of independent judgment in carrying out responsibilities as a member of the Audit Committee.

    In serving on the Audit Committee, each independent director represents that he or she is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement or will take steps to become able to do so within a reasonable period of time.

Meetings

    The Audit Committee shall hold four regularly scheduled meetings each year, normally in the first week of February, May, August and November, for the purpose of approving the contents of the Company's draft earnings release. Special meetings of the Committee may be called from time to time upon notice issued by any two directors, whether or not such directors are members of the Committee, or as otherwise provided pursuant to the Company's Bylaws.

    A majority of the members shall constitute a quorum of the Committee. A majority of those members in attendance shall decide any question brought before any meeting of the Committee.

Responsibilities

    The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company's funded benefit plans. Through its activities, the Committee will facilitate open communication among directors, the Company's independent accountants, and corporate management.

    The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside accountants and the adequacy of disclosure to shareholders and to the public.

    Specifically, the Audit Committee will:

  1.
  Approve the contents of the Company's draft earnings release following consideration of the financial statements, supporting schedules and discussions with management and the reviewing independent public accountants.

  2.
  Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company's outside auditors and shall approve such other independent public accountants, if any, as may be selected to serve as statutory auditors of any foreign entity consolidated with the financial results of the Company.

  3.
  Designate one member of the Audit Committee as the "expert" as defined in the current NASD rules.

  4.
  Review with representatives of the independent accountants:

  •
  Any significant changes in the plan for and scope of its annual audit of the Company's financial statements.

  •
  Written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 discussing and forming a judgment concerning the independent accountant's independence and confirm that the independent accountants are ultimately accountable to the Board and the Audit Committee.

  •
  The results of the annual audit.

  •
  Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.

  •
  Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.

  •
  Discuss any other issue, including any matters covered by SAS 61, which the independent accountant may bring to the attention of the Committee.

  5.
  Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K by preparing the Audit Committee Report to be included with the proxy statement relating to the annual meeting of shareholders at which directors are elected.

  6.
  Review the extent of any services outside the audit area performed for the Company by its independent accountants.

  7.
  Review the fees proposed by the Company's independent accountants for their services.

  8.
  Review the work of the Company's internal audit function including management's plans for future audit coverage.

  9.
  Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

  10.
  Review compliance by officers and employees with the Company's policies on business ethics and public responsibility.

  11.
  Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

  12.
  Meet privately from time to time with representatives of the independent accountants and management.

  13.
  Review applicable SEC and NASD rules and reassess the adequacy of this Audit Committee Charter on an annual basis prior to or during the February meeting of the Committee and to make prompt recommendations to the Board in the event that changes are deemed necessary or desirable.

APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AMENDED 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

    This 1993 Directors' Non-qualified Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, par value $.01 per share (the "Common Stock"), of Expeditors International of Washington, Inc., a Washington corporation (the "Company"). Stock options granted under this Plan (the "Options" or "Option") are intended to be nonstatutory stock options under the Internal Revenue Code of 1986, as amended (the "Code").

    1. PURPOSE.

    The purpose of this Plan is to compensate certain directors of the Company (the "Optionees" or "Optionee").

    2. ELIGIBILITY.

    Persons eligible to receive options under this Plan shall be all directors of the Company who have not been otherwise employed by the Company or any subsidiary during the six (6) months prior to and including the date of any option grant, as defined in Section 4(b) below (the "Directors" or "Director").

    3. STOCK.

    Subject to approval of the Plan by shareholders of the Company, each Director of the Company elected at annual meetings of the shareholders held subsequent to the effective date of the Plan shall automatically be issued options to acquire 8,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. Options to purchase a maximum of 424,000 shares of Common Stock in the aggregate may be issued pursuant to the Plan. The number of options available for a grant hereunder is subject to adjustment as set forth in Section 4(k) hereof. In the event that any outstanding Option expires or is terminated for any reason, those shares of Common Stock allocable to the unexercised portion of such Option may be subject to one or more other Options issued pursuant to the Plan. In the event that more options are required to be automatically issued than have been authorized but not yet issued under the Plan, the number of options to be automatically issued shall be reduced to equally divide the remaining authorized but not yet issued share into the greatest number of whole shares possible.

    4. TERMS AND CONDITIONS OF OPTIONS.

    Each Option shall be evidenced by a written agreement (the "Agreement") in the form approved by the Company. Agreements may contain such additional provisions, not inconsistent herewith, as the Company in its discretion may deem advisable. All Options shall also comply with the following requirements:

    (a) Number of Shares.

    Each Agreement shall state the number of shares to which it pertains.

    (b) Date of Grant. Each Option shall state the date the Company and the Director entered into the Agreement (the "Date of Grant"), which shall be the first business day of the month following the applicable annual meeting of the shareholders.

    (c) Option Price.

    The exercise price for all Options granted hereunder shall be the fair market value on the Date of Grant. Such fair market value shall be the closing price at which it was traded on a national securities exchange or the last sale price quoted on the National Association of Securities Dealers Automated Quotation System or any successor or substantially similar market thereto on the Date of Grant. If the Common Stock shall be traded on more than one such market, the exercise price shall be determined on the basis of the most active market. If no such market exists, the exercise price shall be established at fair market value based on the most recent arms-length transaction occurring within eighteen (18) months preceding the Date of Grant by or among the Company or any greater-than-ten-percent (>10%) shareholders of the Company or, if unavailable, by a qualified appraiser selected by the Company.

    (d) Vesting Schedule.

    All Options shall be fully vested and immediately exercisable on the Date of Grant.

    (e) Termination of Option.

    An Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

    (i)
    ten (10) years from the Date of Grant;

    (ii)
    the date of Optionee's termination as a Director of the Company for any reason other than death or Disability (as defined below); or

    (iii)
    the expiration of ninety (90) days from the date of death of Optionee or the cessation of Optionee's service as a Director by reason of Disability (as defined below).

    "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. If Optionee's service as a Director is terminated by death, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death.

    (f) Exercise of Options.

    Options shall be exercisable, either all or in part, at any time after the Date of Grant. If less than all of the shares included in any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option of less than one (1) share (as adjusted pursuant to Section 4(k) hereof) may be exercised. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving to the Company an executed notice of election to exercise, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate option price for the Common Stock so purchased and in the form specified in Section 4(g) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Director, or to his personal representative, until the aggregate option price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for the satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by Optionee.

    (g) Payment upon Exercise of Option.

    Upon exercise of any Option, the aggregate option price shall be paid to the Company in cash or by certified or cashier's check. Alternatively, a Director may pay for all or any portion of the aggregate option exercise price by delivering to the Company shares of Common Stock previously held by such Director. The shares of Common Stock received by the Company as payment for shares of Common Stock purchased upon the exercise of Options, together with any cash paid by the Director, shall have a fair market value at the date of exercise (as determined in accordance with Section 4(c) hereof) equal to the aggregate option exercise price to be paid by the Director upon exercise.

    (h) Rights as a Shareholder.

    An Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Section 4(k) below, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

    (i) Transfer of Option.

    Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, as defined by the Code, or the Employee Retirement Income Security Act, or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

    (j) Securities Regulation and Tax Withholding.

      (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

      At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares as may from time to time be reasonably necessary to comply with Federal and state securities laws.

      (2) As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Company may require for the satisfaction of any Federal, state or local withholding tax obligations that may arise in connection with such exercise.

      (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Board, until the Company is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

    (k) Stock Dividend, Reorganization or Liquidation.

      (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the number of shares of Common Stock and/or the exercise price per share of each outstanding Option shall be proportionately adjusted so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Company or the Company's shareholders.

      (2) If the Company is liquidated or dissolved, the holders of any outstanding Options may exercise all or any part of the Options held by them; provided, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

      (3) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

    5. EFFECTIVE DATE; TERM.

    Subject to approval of this Plan by shareholders of the Company, this Plan shall be effective as of the date it is approved by the Board and Options may be issued thereafter until this Plan is terminated by the Company. This Plan shall expire when no further shares remain to be issued hereunder, but in no event later than May 5, 2011. Termination or expiration of this Plan shall not terminate any Option granted prior to such termination or expiration.

    6. NO OBLIGATIONS TO EXERCISE OPTION.

    The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

    7. APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted hereunder, will be used for general corporate purposes.

    8. INDEMNIFICATION OF BOARD.

    In addition to all other rights or indemnification they may have as directors of the Company or as members of the Board, members of the Board shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including reasonable attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Board members are liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, member(s) of the Board shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

    9. AMENDMENT OF PLAN.

    The Company may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that (i) any amendment for which shareholder approval is required by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"), in order for the Plan to be eligible or continue to qualify for the benefits of the Rule shall be subject to approval of the requisite percentage of the shareholders of the Corporation in accordance with the Rule (ii) no downward modification, except for modifications authorized in Section 4(k), may be made to the Option Price established in Section 4(c) without ratification of such amendment by vote of the shareholders and (iii) this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder.

    Approved by the Company's Shareholders on May 19, 1993.

APPENDIX C

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AMENDED 1997 STOCK OPTION PLAN

    This Amended 1997 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of common stock, $.01 par value (the "Common Stock"), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

    1. PURPOSES.

    The purposes of this Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.

    2. ADMINISTRATION.

    This Plan shall be administered by the Board of Directors of the Company (the "Board") if each director is an "outside director" (as defined below). If all directors are not outside directors, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are "non-employee directors" (as defined below) and outside directors, which committee (the "Committee") may be the compensation committee or a separate committee especially created for this purpose. The term "non-employee director" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement. The term "outside director" shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder ("Section 162(m) of the Code"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator."

    Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan; (f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(g) determine the time or times at which Options shall be granted under this Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

    The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this Plan to employees of the Company who, on the Date of Grant, are not subjected to Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and are not "covered employees" as such term is defined for purposes of Section 162(m) of the Code ("Non-Covered Employees"), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term "Plan Administrator" when used in any provision of this Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

    3. ELIGIBILITY.

    Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this Plan is referred to as an "Optionee." Any person who is the owner of an Option is referred to as a "Holder."

    As used in this Plan, the term "Related Corporation" shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

    4. STOCK.

    The Plan Administrator is authorized to grant Options to acquire up to a total of 6,500,000 shares of the Company's authorized but unissued Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.

    5. TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

    (a) Number of Shares and Type of Option.

    Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.

    (b) Date of Grant.

    Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

    (c) Option Price.

    Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

    (d) Duration of Options.

    At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent ( > 10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

    (e) Vesting Schedule.

    No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.

    The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objectives have been achieved.

    (f) Acceleration of Vesting.

    The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsections 5(m) and 5(n) below.

    (g) Term of Option.

    Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the date of an Optionee's termination of employment with the Company or any Related Corporation; or (iii) the expiration of ninety (90) days from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment by reason of Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment.

    Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

    (h) Exercise of Options.

    Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

    Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

    (i) Payment upon Exercise of Option.

    Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by cashier's check. In addition, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

      (1) by delivering to the Company shares of Common Stock previously held by such Holder, or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise; or

      (2) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

    (j) Rights as a Shareholder.

    A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

    (k) Transfer of Option.

    Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

    (l) Securities Regulation and Tax Withholding.

      (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this

  Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

      As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.

      (2) The Holder shall pay to the Company by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

        (A) by delivering to the Company shares of Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the tax obligation to be paid by the Optionee upon such exercise; or

        (B) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

      (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

    (m) Stock Dividend or Reorganization.

      (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

      (2) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

      (3) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, subject to applicable law, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

      (4) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

      (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

    (n) Change in Control.

      (1) If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, "Change in Control" shall mean either one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

      (2) Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including

  Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

    6. ANNUAL LIMITATION ON INDIVIDUAL OPTION GRANTS.

    Except as otherwise provided in this Section 6, no person shall be eligible to receive in any fiscal year Options to purchase more than 20,000 shares of Common Stock (the "Annual Limitation"). The Annual Limitation may be increased to 100,000 shares of Common Stock in any fiscal year, provided that at least 20,000 of such Options shall have an exercise price of not less than one hundred twenty percent (120%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that the expiration date of at least 20,000 of such Options shall not be later than five (5) years from the Date of Grant. The amount of the Annual Limitation shall be subject to adjustment as set forth in Subsection 5(m) hereof.

    7. EFFECTIVE DATE; TERM.

    The date on which this Plan is adopted (the "Effective Date") shall be the date of ratification by the shareholders. Incentive Stock Options may be granted by the Plan Administrator from time to time on or after the Effective Date through the day immediately preceding the tenth anniversary of the Effective Date. Non-Qualified Stock Options may be granted by the Plan Administrator on or after the Effective Date and until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. No Option shall be granted by the Plan Administrator prior to the approval of this Plan by a vote of the shareholders of the Company.

    8. NO OBLIGATIONS TO EXERCISE OPTION.

    The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

    9. NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

    Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's or affiliate's right to terminate Optionee's employment at any time, which right is hereby reserved.

    10. APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.

    11. INDEMNIFICATION OF PLAN ADMINISTRATOR.

    In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

    12. AMENDMENT OF PLAN.

    The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) unless such action is ratified by a vote of the shareholders of the Company. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

    The Effective Date of this Plan was established by vote of the shareholders of the Company held on May 7, 1997.

PROXY	PROXY

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Peter J. Rose and Jeffrey J. King, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of common stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 9, 2001, or at any adjournment thereof. The undersigned directs that this proxy be voted as indicated on the reverse side.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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- FOLD AND DETACH HERE -

/ X /	Please mark your votes as in this example	2910
1. Election of Directors: Nominees: P.J. Rose,	FOR all nominees (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees named below.			FOR	AGAINST	ABSTAIN
J.L.K. Wang, R.J. Gates, J.J. Casey, D.P. Kourkoumelis, M.J. Malone, J.W. Meisenbach	/ /	/ /	2.	Approval of the amendment to 1993 Directors' Non-Qualified Stock Option Plan as described in the Company's proxy statement dated March 28, 2001.	/ /	/ /	/ /
INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:			3.	Approval of the amendment to 1997 Stock Option Plan as described in the Company's proxy statement dated March 28, 2001.	/ /	/ /	/ /
			4.	In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

			This proxy, when properly executed, will be voted in the manner directed on this proxy card. The Board of Directors recommends a vote FOR all nominees designated on this proxy card, a vote FOR approval of amendment to 1993 Directors' Non-Qualified Stock Option Plan, and a vote FOR approval of amendment to 1997 Stock Option Plan. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR approval of the amended 1993 Directors' Non-Qualified Stock Option Plan, FOR approval of the amended 1997 Stock Option Plan, and will be voted in accordance with the discretion of the proxies on all other matters which may come before the meeting or any adjournment.
			The undersigned hereby revokes any proxy or proxies hereunto given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.
			Please sign exactly as name appears on this proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.
			PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.
Signature	Date

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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QuickLinks

INFORMATION REGARDING PROXIES
VOTING SECURITIES
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL 1—ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
BENEFIT PLANS
SUMMARY OF THE 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
SUMMARY OF THE 1997 STOCK OPTION PLAN
FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE COMPANY'S STOCK OPTION PLANS
PROPOSAL 2—AMENDMENT OF THE COMPANY'S 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2—AMENDMENT OF THE COMPANY'S 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN.
PROPOSAL 3—AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3—AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN
CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXIES
AUDIT COMMITTEE CHARTER EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AMENDED 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AMENDED 1997 STOCK OPTION PLAN